Exhibit 10.2

PACIFIC CITY FINANCIAL CORPORATION

2013 EQUITY BASED COMPENSATION PLAN, AS AMENDED

I. THE PLAN

1.1. Purpose. The purpose of this 2013 Equity Based Compensation Plan (the “Plan”) is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, and retain key employees, including officers, and directors of the Company through the grant of stock-based compensation awards and incentives for high levels of individual performance and improved financial performance of the Company.

1.2. Definitions

(a) “Award” shall mean an award of any Option, Restricted Stock Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

(b) “Award Agreement” shall mean a written agreement signed by the Participant setting forth the terms and conditions of an Award granted to the Participant as determined by the Committee.

(c) “Award Date” shall mean the date upon which the Committee adopts a resolution granting an Award or such later date as the Committee designates as the Award Date at the time the Committee adopts a resolution granting the Award.

(d) “Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(e) “Beneficiary” shall mean the person, persons, trust or trusts entitled, by will or the laws of descent and distribution or pursuant to a valid designation of a beneficiary on a form acceptable to the Committee, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Change in Control Event” shall be deemed to have occurred if:

(A) there shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s Common Stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

(B) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

(C) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or

(D) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period, or

(E) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not such filing is required because the Company is not registered under the Exchange Act.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i) “Commission” shall mean the Securities and Exchange Commission.

(j) “Committee” shall mean the Compensation Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom shall be a Disinterested and Outside director.

(k) “Common Stock” shall mean the common stock of the Company, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.2 of this Plan.

(l) “Company” shall mean Pacific City Financial Corporation or any Subsidiary thereof.

(m) “Disinterested and Outside” shall mean a “Non-Employee Director” within the meaning of the Securities and Exchange Commission Rule 16b-3, and “outside” within the meaning of Section 162(m) of the Code.

(n) “DRO” shall mean a valid domestic relations order under applicable state law, acceptable to the Company.

(o) “Eligible Employee” shall mean any employee of the Company, selected to participate in the Plan by the Committee, in its discretion, and members of the Board.

(p) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(r) “Executive Officer” shall mean an executive officer as defined in Rule 3b-7 under the Exchange Act.

(s) “Fair Market Value” shall mean, as of a specified date with respect to Common Stock:

(i) If the Common Stock is listed on a national securities exchange (including the NASDAQ Global Market) on the date at which Fair Market Value is to be determined, then the Fair Market Value per share will be the closing price on such exchange on such date, or if there were no reported sales on such date, then the average of the highest bid and lowest asked price, or, if there is no bid and asked price on such date, then the Fair Market Value shall be the closing price on the next preceding day for which there is a reported sale or the next preceding day for which there is a bid and asked price, whichever most recently occurred; or

(ii) If the Common Stock is traded on the OTC Bulletin Board, the Fair Market Value per share shall be the average of the highest bid and lowest asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value per Share shall be the fair market value thereof as determined by the Committee, in its sole and absolute discretion.

(t) “Incentive Stock Option” shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section. Any Option granted hereunder that is intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof initially or upon amendment shall not be nullified because of such failure and shall be deemed a Nonqualified Stock Option.

(u) “Nonqualified Stock Option” shall mean an Option that is designated as a nonqualified stock option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

(v) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company, including, but not limited to, a member of the Board who qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3.

(w) “Option” shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

(x) “Participant” shall mean an Eligible Employee or Non-Employee Director who has been granted an Award under this Plan.

(y) “Performance Criteria” means the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, as determined by the Committee in its sole discretion at the Award Date, including but not limited to: return on average common shareholders’ equity; return on average equity; total shareholder return; stock price appreciation; efficiency ratio (other expense as a percentage of other income plus net interest income); net operating expense (other income less other expense); earnings per diluted share of Common Stock; per share earnings before transaction-related expense; per share earnings after deducting transaction-related expense; return on average assets; ratio of nonperforming to performing assets; return on an investment in an affiliate; net interest income; net interest margin; ratio of common equity to total assets; regulatory compliance metrics; and customer service metrics. Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude extraordinary items such as extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effects of a merger or acquisition. Performance Criteria generally shall be established by the Committee and shall be derived from the Company’s audited financial statements, including footnotes, or any other measure of performance desired by the Committee. The Committee may not in any event increase the amount of compensation payable to a covered employee, as defined in Section 162(m) of the Code, upon the satisfaction of any Performance Criteria.

(z) “Personal Representative” shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(aa) “Plan” shall mean this 2013 Equity Based Compensation Plan.

(bb) “Restricted Stock” shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

(cc) “Retirement” shall mean retirement from active service as an employee or officer of the Company in accordance with the Company’s policies or as determined by the Board.

(dd) “Rule 16b-3” shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

(ee) “Section 16 Person” shall mean a person subject to Section 16(a) of the Exchange Act.

(ff) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(gg) “Shares” shall mean shares of Common Stock of the Company.

(hh) “Subsidiary” shall mean any company or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(ii) “Total Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

1.3. Administration and Authorization; Power and Procedure.

(a) Committee. This Plan shall be administered by, and all Awards to Eligible Employees and Non-Employee Directors shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

(b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority, subject to Board approval:

(i) To determine, from among those persons eligible, the particular Eligible Employees and Non-Employee Directors who will receive any Awards;

(ii) To grant Awards to Eligible Employees and Non-Employee Directors, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest (including establishing Performance Criteria for vesting of Awards, regardless of the form of the Award), or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

(iii) To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

(iv) To construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(v) To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 4.6;

(vi) To accelerate or extend the exercisability or vesting or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

(vii) To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c) Binding Determinations. Any action taken by, or inaction of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

(f) Notices; Signature; Delivery. Whenever a signature, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, or to the extent authorized by the Committee, subject to Section 4.4, by electronic means. In the event the Committee authorizes electronic means for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document.

1.4. Participation. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees or Non-Employee Directors. An Eligible Employee or Non-Employee Directors who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall be eligible to receive all Awards other than Incentive Stock Options under this Plan.

1.5. Shares Available for Awards. Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan shall be Shares of the Company’s authorized but unissued Common Stock. The Shares may be issued (subject to Section 4.4) for any lawful consideration.

(a) Number of Shares. The maximum number of Shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees and grants of Director Stock Options to Non-Employee Directors under this Plan shall not exceed 631,853 Shares, subject to the reissue of Awards pursuant to Sections 1.5(c), and the adjustments contemplated by Section 4.2. For every Share of Restricted Stock issued under this Plan, the maximum number of Shares that may be delivered pursuant to Awards hereunder shall be reduced by 1 Share. The maximum number of Shares of Common Stock subject to Incentive Stock Options that may be granted pursuant to this Plan is 631,853.

(b) Reservation of Shares. Common Stock subject to outstanding Awards shall be reserved for issuance. If the Company withholds Shares pursuant to Section 2.2(b) or 4.5, the number of Shares that would have been deliverable with respect to an Award shall be reduced by the number of Shares withheld, and such Shares shall not be available for additional Awards under this Plan.

(c) Reissue of Awards. Subject to any restrictions under Rule 16b-3, if then applicable, the Shares which are subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under subsection (a) above, provided the Participant has not received dividends during the period in which the Participant’s ownership was not vested. Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of the Awards also shall be available for reissuance under the Plan. Nothing in this paragraph shall be interpreted to allow Shares which are in the possession of the Company pursuant to either Section 2.2(b) or 4.5 to be available for reissuance under the Plan. Only Shares which were originally awarded as Restricted Stock may be reissued as Restricted Stock.

(d) Interpretive Issues. Additional rules for determining the number of Shares authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b-3, if then applicable.

1.6. Grant of Awards. Subject to the express provisions of this Plan, the Committee shall determine the type of Award, the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award. In addition, the Committee, in its discretion, shall determine the specific Performance Criteria of an Award if any, and any to matters in addition to those addressed in Section 1.3(b) that further define the terms of the Award. Subject to the provisions of Section 1.3(f), no Award shall be enforceable until the Award Agreement or an acknowledgement of receipt has been signed by the Participant and on behalf of the Company by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or an acknowledgement of receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Company to the Participant under the Award Agreement. If it is determined by the Committee or the Board after an Award has been granted that such Award would result in the Participant needing to file a notice under the Change in Bank Control Act or an application under the California Financial Code, the Award shall be subject to reduction by the Company in its sole and absolute discretion so that the Participant will not be required to submit any such regulatory notices or applications.

1.7. Award Period. Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or other rights to acquire Shares, not later than ten (10) years after the Award Date.

1.8. Limitations on Exercise and Vesting of Awards.

(a) Provisions for Exercise. Except as may otherwise be provided in an Award Agreement or herein, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

(b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(b).

(c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.9. No Transferability.

(a) Awards may be exercised only by the Participant or, if the Participant has died, the Participant’s Beneficiary or, if the Participant has suffered a Total Disability and the Participant is incapacitated, the Participant’s Personal Representative, if any, or if there is none, (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b-3, if any (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company), and any such attempted action shall be void. The Company shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan. The terms of an Award Agreement shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

(b) The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of “cashless exercise” procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

1.10. Deferred Payments. The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or Shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants. Any such deferral of payment shall comply in all respects with the requirements of Code Section 409A, including with respect to the timing of election and timing of distribution, so as to avoid the imposition of any tax in addition to ordinary income tax or capital gains tax, as applicable.

1.11. Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 1.2(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Criteria relative to preestablished targeted levels for the Company on a consolidated basis. Notwithstanding anything contained in this Section 1.11 to the contrary, any Option shall be subject only to the requirements of (a) below and Section 1.5 above in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 1.11 (with such Awards hereinafter referred to as a “Qualifying Option”). With the exception of any Qualifying Option, an Award that is intended to satisfy the requirements of this Section 1.11 shall be designated as a Performance-Based Award at the time of grant. Nothing in this Plan shall limit the ability of the Committee to grant Options with an exercise price or a base price greater than Fair Market Value on the Date of Grant or to make the vesting of the Options subject to Performance Goals or other business objectives.

(a) Eligible Class. The eligible class of persons for Awards under this Section 1.11 shall be all Eligible Employees and Non-Employee Directors.

(b) Performance Goals. The performance goals for any Awards under this Section 1.11 (other than Qualifying Options) shall be, on an absolute or relative basis, one or more of the Performance Criteria. The specific performance target(s) with respect to Performance Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Criteria remains substantially uncertain.

(c) Committee Certification. Before any Performance-Based Award under this Section 1.11 (other than Qualifying Options) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Criteria and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Criteria in the event of a Change in Control as provided in Section 4.2(b).

(d) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 1.11. To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

(e) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Criteria or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Criteria and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(f) Interpretation. Except as specifically provided in this Section 1.11, the provisions of this Section 1.11 shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

(g) Individual Limits. The maximum number of Shares that are issuable under the Plan pursuant to Options and Restricted Stock that are granted as Performance-Based Awards during any calendar year to any Participant shall not exceed the maximum number of shares available for grant under this Plan, subject to adjustment as provided in Section 4.2(a). Awards that are canceled during the year shall be counted against this limit.

II. OPTIONS

2.1. Grants. One or more Options may be granted under this Article to any Eligible Employee or Non-Employee Directors, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement. However, Non-Employee Directors shall only be eligible to receive Non-Qualified Options.

2.2. Option Price.

(a) Pricing Limits. Subject to Sections 2.4, the purchase price per Share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) Payment Provisions. The purchase price of any Shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) by notice and third party payment in such manner as may be authorized by the Committee; (iv) by the delivery of Shares already owned by the Participant which have been held for at least six months, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such Shares; or (v) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (iv) shall be valued at their Fair Market Value on the date of exercise.

2.3. Limitations on Grant and Terms of Incentive Stock Options

(a) $100,000 Limit. To the extent that the aggregate “fair market value” of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares of Common Stock are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option. To the extent permitted under applicable regulations, as a method of causing an Option intended to be an Incentive Stock Option to meet the requirements thereof which fails to do so by reason of the $100,000 limit, the Committee shall have the discretion to amend the terms of such Option to delay the exercisability of the Option provided such amendment is made in the same calendar year of grant.

(b) Option Period. Subject to Section 2.4, each Option and all rights thereunder shall expire no later than ten years after the Award Date.

(c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.4. Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

III. RESTRICTED STOCK AWARDS

3.1. Restricted Stock. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Non-Employee Directors. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration as the Committee, consistent with Section 4.4, may require) to be paid, if any, by the Participant and the restrictions imposed on such Shares, including but not limited to, any Performance Criteria and the conditions of release or lapse of such restrictions. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“restricted shares”) shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the

Company or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.8. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

3.2. Restrictions

(a) Pre-Vesting Restraints. Except as provided in Section 1.9 and 3.1, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

(b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

(c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

(d) Conditions of Release or Lapse of Restrictions. The restrictions imposed on Restricted Stock as provided for in the Restricted Stock Award Agreements shall meet such standards as determined by the Committee in its sole discretion. In no case shall restrictions lapse within the six months following the grant of an Award of Restricted Stock.

3.3. Return to the Company. Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Company in such manner and on such terms as the Committee shall therein provide.

IV. OTHER PROVISIONS

4.1. Rights of Eligible Employees, Participants and Beneficiaries

(a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) Plan Not Funded. Awards payable under this Plan shall be payable in Shares, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares of Common Stock except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

4.2. Adjustments; Accelerations

(a) Adjustments. If the outstanding Shares of Common Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Company, or if additional shares or new or different securities are distributed with respect to the outstanding Shares of Common Stock, through a reorganization or merger in which the Company is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, without consideration, or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety which in the judgment of the Committee materially affects the Common Stock, then (1) the number of Shares available for Awards, and any limit on the number of Shares that may be subject to Awards to a Participant in a calendar year, as set forth in Section 1.5(a), shall be adjusted proportionately, and (2) the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, proportionately adjust any or all terms of outstanding Awards including, but not limited to, (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the consideration payable with respect to Awards granted prior to any such change and the prices, if any, paid in connection with Restricted Stock Awards, or (C) the performance standards appropriate to any outstanding Awards. In the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is available to shareholders generally.

(b) Effect of Change in Control. As soon as possible after the Board of Directors has approved, or has notice, of a Change in Control Event described in Section 1.2(g), the Board shall send notice (the “Notice”) to each Participant thereof. Notice shall be deemed given on the date it is personally delivered to the Participant, or on the third business day after it is mailed, with first-class postage prepaid, to the Participant’s last known address.

Except as otherwise determined by the Committee at the time of grant of an Award and specified in the applicable Award Agreement, unless the continuing or survivor corporation, or the purchaser of assets of the Company (the “successor”) agrees to assume the obligations of the Company with respect to all outstanding Awards or to substitute such Awards with equivalent awards with respect to the common stock of the successor, upon the giving of Notice (i) each Option shall become immediately exercisable, (ii) each Restricted Stock Award (including restricted units) shall immediately vest free of restrictions, and (iii) all Performance Criteria with respect to any Award shall be deemed achieved at target levels and all other terms and conditions met, and such Award shall become immediately payable to the Participant. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

No Awards may be made after the Board of Directors has approved a Change in Control, unless the Change in Control is cancelled or terminated before becoming effective, in which event the Plan shall not terminate, and Awards not exercised while the Change in Control was pending shall resume the status they had prior to the announcement of the Change in Control and delivery of the Notice.

The provisions of this subsection (b) shall not apply if the Company is the surviving entity in any such Change in Control.

(c) Possible Early Termination of Awards. If any Option or other right to acquire Shares under this Plan has not been exercised prior to a Change of Control event described in Section 1.2(g)(A),(B) or (E) and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

4.3. Effect of Termination of Employment. The Committee shall establish in respect of each Award granted to an Eligible Employee or Non-Employee Directors the effect of a termination of employment, or cessation of service as a director, as the case may be, on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., retirement, early retirement, termination for cause, disability or death, provided, however, that for the portion of any vested and exercisable Award, a Participant must exercise such Award within 90 days after termination of employment or service on the Board (but not later than the date on which the Award would otherwise expire), except as follows:

(1)	If the Participant is terminated for cause, the Participant’s rights to exercise any Award shall expire on the date of termination.

(2)	If the Participant’s employment or service as a director terminates by reason of his or her death, then the Award of the deceased Participant shall be exercisable only as to that portion of an Award vested at the time of the Participant’s death, and may be exercised with respect thereto within one year from the date of death (but not later than the date on which the Award would otherwise expire) by the Participant’s executor or administrator or the person or persons to whom the Participant’s rights under such Award shall have passed by will or by laws of descent and distribution.

(3)	If the Participant’s employment or service as a director terminates by reason of Total Disability, then the Award of the disabled Participant shall be exercisable only as to that portion of the Award vested at the time of the Participant’s Total Disability, and may be exercised within one year from the date of such Total Disability, but not later than the date on which the Award would otherwise expire.

4.4. Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The administration of the Plan and all determinations and discretionary actions by the Committee shall comply with all applicable federal and state laws, rules and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002) and, to the extent applicable, with the Nasdaq Marketplace Rules and other applicable listing standards.

4.5. Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of Shares to be delivered by the appropriate number of Shares valued at their then Fair Market Value, to satisfy the minimum withholding obligation. The Committee may require a Participant to pay or make arrangements for payment of any applicable tax withholding as a condition to the exercise of an Award and as a condition to the delivery of any Shares or payment of any amount with respect to the exercise of an Award, and shall not be obligated to deliver any Shares or make any payment with respect to exercise of an Award until the Committee is satisfied that the Participant has done so.

4.6. Plan Amendment, Termination and Suspension

(a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 4.9.

(b) Shareholder Approval. If any amendment would materially increase the aggregate number of Shares or other securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan or would otherwise require shareholder approval to comply with any applicable federal or state law or applicable exchange listing standard (including listing standards of the NYSE and or Nasdaq), then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under the Code or any other applicable law or listing standard, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

(c) Amendments to Awards. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 4.2 shall not be deemed to constitute changes or amendments for purposes of this Section 4.6. Notwithstanding the foregoing, the Committee shall have the right to amend any Award without the consent of the Participant and notwithstanding any adverse effect to the rights or benefits of the Participant if the Committee determines that such amendment is necessary to avoid adverse accounting consequences to the Company not anticipated at the time of the granting of the Award.

4.7. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

4.8. Effective Date of the Plan. This Plan shall be effective as of the date of Board approval, subject to shareholder approval within 12 months thereafter effected by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholders meeting at which a quorum is present. If shareholder approval for this Plan is not obtained prior to June 13, 2014, this Plan shall have no force or effect. No Award granted under the Plan shall become exercisable until the Plan receives such shareholder approval and all Awards granted under the Plan prior to such shareholder approval shall be conditioned on and subject to such shareholder approval.

4.9. Term of the Plan. The Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. Notwithstanding any language in this Plan to the contrary, no Incentive Stock Option shall be granted under this Plan more than ten years after the date the Plan is approved by the shareholders of the Company. The Board of Directors may suspend or terminate the Plan at any time except with respect to Options and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding Options, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

4.10. Governing Law; Construction; Severability.

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Plan Construction.

(i) It is the intent of the Company that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

(ii) It is the further intent of the Company that Options with an exercise or base price not less than Fair Market Value on the date of grant, that are granted to or held by a Section 16 Person, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

4.11. Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

4.12. Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

4.13. Substitute Awards. Notwithstanding any other provisions of this Plan to the contrary, where the outstanding shares of another corporation are changed into or exchanged for shares of Common Stock of the Company in a merger, consolidation, reorganization or similar transaction, then, subject to the approval of the Board, Awards may be granted in exchange for unexercised, unexpired similar equity based awards of the other corporation, and the exercise price of the

Shares subject to any Option so granted may be fixed at a price less than one hundred percent of the Fair Market Value of the Common Stock at the time such Award is granted if said exercise price or grant price has been determined to be not less than the exercise price or grant price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company. The number of shares of the awards of the other corporation shall also be adjusted in accordance with the exchange ratio so that any substituted Award shall reflect such adjustment.